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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM 8-A
                                (AMENDMENT NO. 2)

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                 SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                          INTERSTATE HOTELS CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)


           Maryland                                        75-2767215
------------------------------------------------     ---------------------------
   (State of Incorporation or Organization)                (I.R.S. Employer
                                                           Identification No.)

Foster Plaza Ten, 680 Andersen Drive, Pittsburgh, Pennsylvania  15220
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     (Address of Principal Executive Offices)                    (Zip Code)

If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            Pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box. | |                                   box. |X|

   Securities Act registration statement file number to which this form relates: __________________
               (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                 Name of Each Exchange on Which
        to be so Registered                 Each Class is to be Registered
        -------------------                 ------------------------------

                  None                                   None
------------------------------------    ----------------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

   PREFERRED STOCK PURCHASE RIGHTS
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                                (Title of class)

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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         On May 1, 2002, the Board of Directors of Interstate Hotels Corporation (the "Company") approved Amendment No. 2, dated as of May 1, 2002 (the "Amendment"), to the Shareholder Rights Agreement, dated as of July 8, 1999 (as amended, the "Rights Agreement"), between the Company and American Stock Transfer and Trust Company, as rights agent (the "Rights Agent") as amended on August 28, 2000. The Amendment made the provisions of the Rights Agreement inapplicable to the transactions contemplated by the Agreement and Plan of Merger, dated as of May 12002, by and between the Company and MeriStar Hotels & Resorts, Inc., a Delaware corporation.

         The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which has been filed as an exhibit hereto and incorporated herein by reference. Copies of the Rights Agreement are available free of charge from the Company.

ITEM 2.  EXHIBITS

            Number              Description
            ------              -----------

             4.1 Amendment No. 2, dated as of May 1, 2002, to the Rights Agreement, dated as of July 8, 1999, between the Company and American Stock Transfer and Trust Company, as rights agent as amended on August 28, 2000



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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            INTERSTATE HOTELS CORPORATION



                                            By: /s/ TIMOTHY Q. HUDAK
                                                ________________________________
                                                Name:  Timothy Q. Hudak
                                                Title: Senior Vice President and
                                                         and General Counsel


Date:  May 2, 2002




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                                  EXHIBIT INDEX


            Number              Description
            ------              -----------

             4.1 Amendment No. 2, dated as of May 1, 2002, to the Rights Agreement, dated as of July 8, 1999, between the Company and American Stock Transfer and Trust Company, as rights agent as amended on August 28, 2000